Exhibit 99.1

Contact: Clyde Preslar
(919) 774-6700

THE PANTRY ANNOUNCES THIRD QUARTER FISCAL 2014 RESULTS

Cary, North Carolina, July 30, 2014 - The Pantry, Inc. (NASDAQ: PTRY), a leading independently operated convenience store chain in the southeastern U.S., today announced financial results for its fiscal third quarter ended June 26, 2014.

Third Quarter Summary:

•
Net income was $14.0 million or $0.61 per diluted share. This compares to net income of $5.9 million or $0.26 per diluted share in last year's third quarter. Excluding the impact of impairment charges, net income for the third quarter of fiscal 2014 was $14.7 million, or $0.64 per diluted share, compared to net income of $6.4 million, or $0.28 per diluted share, in the prior year (see reconciliation below).

•	Adjusted EBITDA was $71.2 million, up from $65.3 million a year ago (see reconciliation below).

•	Comparable store merchandise revenue increased 2.3%.

•	Merchandise gross margin improved to 33.9% from 33.8%.

•
Fuel gross profit increased to $54.9 million from $53.8 million a year ago as retail fuel margin per gallon increased to $0.129 from $0.123 in the prior year quarter. Comparable store fuel gallons sold declined 2.3%.

•
Store operating and general and administrative expenses were $148.0 million compared to $149.4 million a year ago. Favorable adjustments to our self-insurance reserves for workers compensation and general liability were $4.3 million this year, $1.7 million less than the adjustment in the third quarter of fiscal 2013.

•	The effective tax rate for the third quarter of fiscal 2014 was 34.8% compared to 54.9% in the third quarter of fiscal 2013.

•	Store portfolio activity during the third quarter of fiscal 2014 included rebuilding one store (replacing an older store with a new, large-format store), adding four new QSRs and closing seven stores.

President and Chief Executive Officer Dennis G. Hatchell said, "Our solid third quarter results reflect continuing progress as we grew merchandise and fuel gross profit while controlling expenses. Improved merchandising effectiveness drove a 2.3% increase in comparable store merchandise sales, with sales per customer up 3.9%. Overall fuel performance was also encouraging as our balanced approach led to further sequential quarterly improvement in comparable store fuel gallons sold. Our team is focused on achieving strong fourth quarter results and positioning the company for further growth in fiscal 2015.”

Fiscal 2014 Outlook

The Company announced the following guidance ranges for its expected performance in fiscal 2014, which is a 52-week fiscal year:

	Q4 FY13	Q4 FY14 Guidance(1)		FY13	FY14 Guidance(1)
	Actual	Low	High	Actual	Low	High

Merchandise sales ($B)	$0.476	$0.479	$0.489	$1.80	$1.83	$1.84

Merchandise gross margin	34.3%	33.7%	34.2%	34.0%	33.8%	33.9%

Retail fuel gallons (B)	0.441	0.417	0.427	1.71	1.64	1.65

Retail fuel margin per gallon	$0.107	$0.110	$0.140	$0.115	$0.116	$0.124

Store operating and general and administrative expenses ($M)	$162	$156	$159	$609	$609	$612

Depreciation & amortization ($M)	$30	$27	$29	$118	$112	$114

Effective corporate tax rate	128.4%	30.0%	32.0%	65.8%	30.0%	32.0%

Interest expense ($M)	$22	$21	$22	$89	$85	$86

Capital expenditures, net ($M)	$29	$17	$27	$85	$90	$100

(1) Fiscal 2014 guidance assumes closure of approximately 30 stores.

Conference Call
Interested parties are invited to listen to the second quarter earnings conference call scheduled for Wednesday, July 30, 2014 at 8:30 a.m. Eastern Time. The call will be broadcast live over the Internet and will be accessible through the Investor's section of the Company's website at www.thepantry.com. A slide presentation for the conference call will also be available for download at the Investor's section of the Company's website. An online archive will be available immediately following the call and will be accessible for 30 days.

Use of Non-GAAP Measures

Adjusted EBITDA

Adjusted EBITDA is defined by the Company as net income (loss) before interest expense, gain/loss on extinguishment of debt, income taxes, impairment charges and depreciation and amortization. Adjusted EBITDA is not a measure of operating performance or liquidity under generally accepted accounting principles in the United States of America ("GAAP") and should not be considered as a substitute for net income, cash flows from operating activities or other income or cash flow statement data. The Company has included information concerning Adjusted EBITDA because it believes investors find this information useful as a reflection of the resources available for strategic opportunities including, among others, to invest in the Company's business, make strategic acquisitions and to service debt. Management also uses Adjusted EBITDA to review the performance of the Company's business directly resulting from its retail operations and for budgeting and compensation targets. Adjusted EBITDA does not include impairment of long-lived assets and other charges. The Company excluded the effect of impairment losses because it believes that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of its remaining assets. Adjusted EBITDA does not include gain/loss on extinguishment of debt because it represents financing activities and is not indicative of the ongoing performance of the Company's remaining stores.

Net Income and Net Income Per Share Excluding Certain Items

In addition to net income and net income per share presented in accordance with GAAP, the Company has also presented net income and net income per share for the three months ended June 26, 2014 excluding the after-tax impact of non-cash charges related to impairment. Management believes that investors find this information useful as a reflection of the Company's underlying operating performance and that this information facilitates comparisons between the Company and other companies in its industry. Management uses these measures as part of its preparation of operating plans, budgets and forecasts and in its assessment of the Company's historical performance.

Additional Information Regarding Non-GAAP Measures

Any measure that excludes interest expense, gain/loss on extinguishment of debt, depreciation and amortization, impairment charges, or income taxes has material limitations because the Company uses debt and lease financing in order to finance its operations and acquisitions, uses capital and intangible assets in its business and must pay income taxes as a necessary element of its operations. Due to these limitations, the Company uses non-GAAP measures in addition to and in conjunction with results and cash flows presented in accordance with GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Because non-GAAP financial measures are not standardized, the measures referenced above, each as defined by the Company, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare the Company's use of these measures with non-GAAP financial measures having the same or similar names used by other companies.

About The Pantry

Headquartered in Cary, North Carolina, The Pantry, Inc. is a leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country. As of July 30, 2014, the Company operated 1,525 stores in thirteen states under select banners, including Kangaroo Express®, its primary operating banner. The Pantry's stores offer a broad selection of merchandise, as well as fuel and other ancillary services designed to appeal to the convenience needs of its customers.

Safe Harbor Statement

Statements made by the Company in this press release relating to future plans, events, or financial condition or performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of words such as "expect," "plan," "anticipate," "intend," "outlook," "guidance," "believes," "should," "target," "goal," "forecast," "will," "may" or words of similar meaning. Forward-looking statements are likely to address matters such as the Company's anticipated financial condition and performance, including sales, expenses, margins, tax rates, capital expenditures, profits, cash flows, liquidity and debt levels, as well as our pricing and merchandising strategies and their anticipated impact and our intentions with respect to acquisitions, the construction of new stores, including additional quick service restaurants, the remodeling of our existing stores and store closures. These forward-looking statements are based on the Company's current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements. Any number of factors could affect actual results and events, including, without limitation; the Company's ability to enhance its operating performance through its in-store initiatives and its store remodel program; fluctuations in domestic and global petroleum and fuel markets; realizing expected benefits from the Company's fuel supply agreements; changes in the competitive landscape of the convenience store industry, including fuel stations and other non-traditional retailers located in the Company's markets; the effect of national and regional economic conditions on the convenience store industry and the Company's markets; the global financial crisis and uncertainty in global economic conditions; wholesale cost increases of, and tax increases on, tobacco products; the effect of regional weather conditions and climate change on customer traffic and spending; legal, technological, political and scientific developments regarding climate change; financial difficulties of suppliers, including the Company's principal suppliers of fuel and merchandise, and their ability to continue to supply its stores; the Company's financial leverage and debt covenants; a disruption of our IT systems or a failure to protect sensitive customer, employee or vendor data; the ability of the Company to identify suitable new store sites and acquisition targets and to take advantage of expected synergies in connection with acquisitions; the actual operating results of new or acquired stores; the ability of the Company to divest non-core assets; environmental risks associated with selling petroleum products; and governmental laws and regulations, including those relating to the environment and the impact of mandated health care laws. These and other risk factors are discussed in the Company's Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release are based on the Company's estimates and plans as of July 30, 2014. While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

The Pantry, Inc.
Unaudited Condensed Consolidated Statements of Operations and Selected Financial Data
(In thousands, except per share and per gallon amounts, margin data and store count)

	Three Months Ended		Nine Months Ended
	June 26, 2014	June 27, 2013	June 26, 2014	June 27, 2013
Revenues:
Merchandise	$484,522	$476,596	$1,351,384	$1,324,393
Fuel	1,534,603	1,516,055	4,239,021	4,475,682
Total revenues	2,019,125	1,992,651	5,590,405	5,800,075
Costs and operating expenses:
Merchandise cost of goods sold	320,202	315,741	894,526	875,499
Fuel cost of goods sold	1,479,682	1,462,222	4,092,868	4,324,242
Store operating	123,385	123,275	376,917	371,808
General and administrative	24,623	26,078	76,278	75,179
Impairment charges	1,082	776	2,818	3,955
Depreciation and amortization	27,259	29,446	84,894	87,570
Total costs and operating expenses	1,976,233	1,957,538	5,528,301	5,738,253
Income from operations	42,892	35,113	62,104	61,822
Interest expense	21,398	21,959	64,081	67,218
Income (loss) before income taxes	21,494	13,154	(1,977)	(5,396)
Income tax expense (benefit)	7,473	7,216	(546)	(1,412)
Net income (loss)	$14,021	$5,938	$(1,431)	$(3,984)

Income (loss) per diluted share:
Income (loss) per diluted share	$0.61	$0.26	$(0.06)	$(0.18)
Weighted average and potential dilutive shares outstanding	23,011	22,896	22,853	22,673

Selected financial data:
Adjusted EBITDA	$71,233	$65,335	$149,816	$153,347
Payments made for lease finance obligations	$13,160	$13,047	$39,638	$38,689
Merchandise gross profit	$164,320	$160,855	$456,858	$448,894
Merchandise margin	33.9%	33.8%	33.8%	33.9%
Retail fuel data:
Gallons	420,152	432,096	1,222,298	1,267,043
Margin per gallon (1)	$0.129	$0.123	$0.118	$0.118
Retail price per gallon	$3.59	$3.45	$3.41	$3.47
Total fuel gross profit	$54,921	$53,833	$146,153	$151,440

Comparable store data:
Merchandise sales %	2.3%	1.3%	2.7%	0.5%
Retail fuel gallons %	(2.3)%	(4.4)%	(3.1)%	(5.7)%

Number of stores:
End of period	1,527	1,562	1,527	1,562
Weighted-average store count	1,532	1,567	1,538	1,571

(1) Fuel margin per gallon represents fuel revenue less cost of product and expenses associated with credit card processing fees and repairs and maintenance on fuel equipment. Fuel margin per gallon as presented may not be comparable to similarly titled measures reported by other companies.

The Pantry, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	June 26, 2014	September 26, 2013
ASSETS
Cash and cash equivalents	$50,005	$57,168
Receivables	67,815	64,936
Inventories	148,291	132,229
Prepaid expenses and other current assets	19,769	19,120
Deferred income taxes	20,418	18,698
Total current assets	306,298	292,151

Property and equipment, net	878,192	902,796
Goodwill and other intangible assets	440,712	440,982
Other noncurrent assets	83,086	79,297
Total assets	$1,708,288	$1,715,226

LIABILITIES AND SHAREHOLDERS' EQUITY
Current maturities of long-term debt	$2,550	$2,550
Current maturities of lease finance obligations	11,468	11,018
Accounts payable	156,760	153,693
Other accrued liabilities	109,261	114,400
Total current liabilities	280,039	281,661

Long-term debt	496,775	498,414
Lease finance obligations	425,878	434,022
Deferred income taxes	61,129	59,182
Deferred vendor rebates	9,250	10,152
Other noncurrent liabilities	111,390	108,096
Total shareholders' equity	323,827	323,699
Total liabilities and shareholders' equity	$1,708,288	$1,715,226

The Pantry, Inc.
Reconciliation of Non-GAAP Financial Measures
(In thousands)

	Three Months Ended		Nine Months Ended
	June 26, 2014	June 27, 2013	June 26, 2014	June 27, 2013

Adjusted EBITDA	$71,233	$65,335	$149,816	$153,347
Impairment charges	(1,082)	(776)	(2,818)	(3,955)
Interest expense	(21,398)	(21,959)	(64,081)	(67,218)
Depreciation and amortization	(27,259)	(29,446)	(84,894)	(87,570)
Income tax (expense) benefit	(7,473)	(7,216)	546	1,412
Net income (loss)	$14,021	$5,938	$(1,431)	$(3,984)

Adjusted EBITDA	$71,233	$65,335	$149,816	$153,347
Interest expense	(21,398)	(21,959)	(64,081)	(67,218)
Income tax (expense) benefit	(7,473)	(7,216)	546	1,412
Stock-based compensation expense	620	623	2,349	2,348
Changes in operating assets and liabilities	12,096	19,147	(14,958)	(12,060)
Provision for deferred income taxes	7,817	7,421	56	(1,056)
Other	1,031	1,567	3,755	4,340
Net cash provided by operating activities	$63,926	$64,918	$77,483	$81,113

Additions to property and equipment, net	$(20,303)	$(19,658)	$(72,528)	$(55,016)
Acquisitions of businesses, net	—	—	—	(502)
Net cash used in investing activities	$(20,303)	$(19,658)	$(72,528)	$(55,518)

Net cash used in financing activities	$(3,312)	$(10,104)	$(12,118)	$(70,623)

Net increase (decrease) in cash	$40,311	$35,156	$(7,163)	$(45,028)

	Three Months Ended
	June 26, 2014			June 27, 2013
	Pre Tax	After Tax	EPS	Pre Tax	After Tax	EPS
Income, as reported	$21,494	$14,021	$0.61	$13,154	$5,938	$0.26
Impairment charges	1,082	664	0.03	776	474	0.02
Income, as adjusted	$22,576	$14,685	$0.64	$13,930	$6,412	$0.28

	Nine Months Ended
	June 26, 2014			June 27, 2013
	Pre Tax	After Tax	EPS	Pre Tax	After Tax	EPS
Loss, as reported	$(1,977)	$(1,431)	$(0.06)	$(5,396)	$(3,984)	$(0.18)
Impairment charges	2,818	1,730	0.08	3,955	2,418	0.11
Income (loss), as adjusted	$841	$299	$0.02	$(1,441)	$(1,566)	$(0.07)